Exhibit 10.21

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 1 day of December, 2001 (the "Effective Date") by and between OAO TECHNOLOGY SOLUTIONS, INC. (the "Company") and GREGORY PRATT ("Executive").

     WHEREAS, Executive serves the Company currently as its President, Chief Executive Officer and a member of its Board of Directors; and

     WHEREAS, the Company desires to continue to employ Executive and thereby retain the continued benefit of Executive's knowledge and experience, and Executive desires to accept such continued employment pursuant to the terms of this Agreement.

     NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

Definitions. Capitalized terms used herein will have the meanings set forth in the preamble of this Agreement, or as set forth below:

"Annual Bonus" means, as to any fiscal year ending during the Term, the bonus payable to Executive pursuant to Section 4.1 of this Agreement with respect to that year.

"Annual Salary" means the base salary paid to Executive pursuant to Section 3 of this Agreement, as the same may be increased from time to time.

"Average Annual Bonus" means, as of any given date, the average of the Annual Bonus paid by the Company to Executive (whether pursuant to this Agreement or prior to the execution of this Agreement) for the three fiscal years preceding that date.

"Benefits" means the employee benefits described in Section 4.2 of this Agreement.

"Board" means the Board of Directors of the Company.

"Cause" exists when Executive (a) is convicted in a court of law of a felony involving moral turpitude, or enters a plea of guilty or nolo contendere to such crime; (b) is dishonest or engages in willful misconduct which materially, adversely affects the reputation or business activities of the Company; (c) engages in alcohol abuse or use of controlled drugs (other than in accordance with a physician's prescription); (d) fails or refuses to perform his material duties in accordance with the terms of this Agreement or to carry out in all material respects the reasonable and lawful directives of the Board; provided, however, that termination pursuant to this subsection (d) will constitute termination for Cause only if Executive has first received written notice from the Board stating with specificity the nature of such failure or refusal and, if requested by Executive within 10 days thereafter, Executive is afforded a reasonable opportunity to be heard before the Board; or (e) engages in any act of fraud, embezzlement or similar misconduct involving the Company or any of its affiliates.


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"Change of Control" means the earliest to occur of the  following:  the approval by the shareholders of the Company (or, if shareholder approval is not required, the approval by the Board of) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not
beneficially  own,  immediately  after  the  merger  or  consolidation,   shares
entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or the replacement of a majority of the members of the Board during any 12 month period by directors whose appointment or election is not endorsed or approved by a majority of the incumbent directors.

"COBRA" means 29 U.S.C.ss.ss.1161 - 1169.

"Code" means the Internal Revenue Code of 1986, as amended.

"Expiration Date" means the second anniversary of the Effective Date; provided, however, that unless either party provides written notice of non-renewal of this Agreement at least three months prior to the second anniversary of the Effective Date (or any subsequent anniversary of the Effective Date, if this agreement is extended pursuant to this Section 1.10), then the Expiration Date will be extended automatically for an additional year.

"Good Reason" means (a) a material, adverse change in Executive's title, authority or duties (including the assignment to Executive of duties materially inconsistent with his position as Chief Executive Officer of the Company); (b) any encouragement, request or demand by any member of the Board that Executive engage in acts that, in the reasonable judgment of Executive, are illegal or unethical; (c) a reduction or other material adverse change in Executive's Annual Salary or the percentage of Annual Salary eligible for an Annual Bonus or Benefits that is not cured within 15 days after delivery to the Company of written notice thereof; (d) any other material breach by the Company of this Agreement or any other agreement between the Company and Executive that is not cured within 15 days after delivery to the Company of written notice thereof;
(e) a failure to reelect Executive to the Board; (f) a relocation of the Company's principal executive offices in Greenbelt, Maryland by more than 25 miles; and (g) notice by the Company of non-renewal of the Agreement as described in Section 1.10.

"Indemnification Agreement" means any obligation of the Company to indemnify Executive for his acts performed as an officer or director of the Company, whether pursuant to this Agreement, a separate indemnification agreement by and between Executive and the Company, the by-laws of the Company or otherwise.

"Information Technology Solutions" means (a) application software development and maintenance, (b) claims processing software development for the healthcare industry, and (c) fixed price, multiple year infrastructure management that is sold on a prime or subcontractor basis.

"Non-Qualified  Plan"  means  any  non-qualified   deferred   compensation  plan
maintained by the Company from time to time.


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"Parachute  Excise Tax" means the federal  excise tax levied on certain  "excess parachute payments" under Section 4999 of the Code (or any successor provision thereto).

"Restrictive Covenants" means the provisions contained in Section 5.1 of this Agreement.

"Severance Period" means, as of any given date, a period equal to 15 months.

"Term" means the period beginning on the Effective Date and ending on the earlier of: (a) the Expiration Date, or (b) the date that Executive's employment with the Company is terminated for any reason.

"Total Payments" means the total of all payments made to Executive pursuant to this Agreement (other than payments made pursuant to Section 6.2(b)(ii)), together with any other payments that Executive has a right to receive from the Company or any of its affiliates.

Duration of Agreement; Duties. Executive's employment by the Company may be terminated at any time; provided, however, that during the Term, the terms and conditions of Executive's employment by the Company will be as herein set forth. During the Term, Executive will serve as the Company's President and Chief Executive Officer and will devote his best efforts and substantially all of his business time and services to the Company to perform such duties as may be customarily incident to such position and as may reasonably be assigned from time to time by the Board. Executive will render his services hereunder to the Company and its affiliates and will use his best efforts, judgment and energy in the performance of the duties assigned to him. Executive will perform his duties primarily at the Company's principal executive offices in Greenbelt, Maryland, provided that Executive's duties may require him to travel and to perform services at other locations from time to time.

Annual Salary. Executive hereby agrees to accept, as compensation for all services rendered by Executive in any capacity hereunder, an initial base salary at an annual rate of $335,000 commencing on the Effective Date and continuing until expiration or termination of the Term. This Annual Salary and all other cash payments made under this Agreement will be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld from Executive's wages by the Company, and which will be withheld and paid in accordance with the Company's normal payroll practices from time to time in effect. The Annual Salary will be reviewed on an annual basis by the Compensation Committee of the Board and may be increased from time to time with the approval of the Board; provided, however, that the Annual Salary will be increased by not less than five percent (5%) as of the first day of each fiscal year of the Company.

Bonus and Benefits.

Annual Bonus. With respect to each fiscal year of the Company ending during the Term, Executive will be eligible to receive an Annual Bonus to the extent Executive meets or exceeds specified personal performance goals and/or the Company meets or exceeds specified corporate performance goals. Year One. With respect to the current fiscal year of the Company, Executive's Annual Bonus will be paid in accordance with the bonus plan previously approved by the Board.


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Subsequent Years.

In General. For each fiscal year of the Company after the current fiscal year, Executive will be eligible to receive an Annual Bonus of up to 100% of his Annual Salary based on the achievement of corporate and personal performance goals. The Annual Bonus will be payable in two parts: (A) 20% of Annual Salary will be payable upon fulfillment of personal performance goals ("Individual Annual Bonus") and (B) 80% of Annual Salary will be payable upon achievement of corporate performance goals ("Corporate Annual Bonus").

Establishment of Performance Goals. Prior to the first quarter of each fiscal year, Executive and the Compensation Committee of the Board will agree on the following items with respect to that year: (A) all Corporate Annual Bonus performance goals (which will be based on achieving the Company's annual budget), and (B) with respect to the Individual Annual Bonus (1) the methodology for measuring individual performance, (2) the threshold(s) at which a partial Individual Annual Bonus will be payable, and (3) the amount of any partial Individual Annual Bonus payable at each such threshold.

Partial Achievement of Goals. If performance goals are substantially (but not fully) achieved, Executive will be entitled to receive a partial Annual Bonus, as follows:

Partial Achievement of Corporate Goals. If less than 85% of the corporate goals are achieved, no Corporate Annual Bonus will be paid. If 85% of the corporate goals are achieved, a Corporate Annual Bonus equal to 35% of Annual Salary will be payable to Executive. If the portion of the corporate goals achieved is more than eighty-five percent (85%) and less than one hundred twelve percent (112%), the amount of the Corporate Annual Bonus payable to Executive will equal a percentage of Annual Salary determined in accordance with the following formula, where "x" is the percentage of the corporate goals achieved:

35 + [(x - 85) * 1.67]

Partial Achievement of Personal Goals. A partial Individual Annual Bonus will be
determined  in  accordance   with  the   methodology   developed  under  Section
4.1(b)(ii), above.

Superior Performance. If greater than one hundred twelve (112%) of the corporate goals are achieved, Executive will be entitled to receive an incremental annual bonus (the "Superior Performance Bonus") up to an additional 50% of Executive's Annual Salary based on a formula to be established by the Compensation Committee. Any amounts paid as a Superior Performance Bonus will be included as Annual Bonus for purposes of this agreement.

Measurement of Performance and Adjustment of Goals. The determination of whether corporate performance goals have been achieved for any fiscal year will be made with reference to the Company's audited financial statements for that fiscal year. From time to time, the Board, with the consent of Executive (which consent will not be unreasonably withheld), may make adjustments to the personal or corporate performance goals so that required departures from the Company's operating budget, changes in accounting principles, acquisitions, dispositions, mergers, consolidations and other corporate transactions, and other factors influencing the achievement or calculation of those goals do not affect the operation of this Section 4.1 in a manner inconsistent with the achievement of its intended purposes.

Payment Timing. Any amount payable pursuant to this Section 4.1 will be paid as soon as practicable following the Board's approval of the Company's audited financial statements for the relevant fiscal year.

Benefits.

Generally. Executive will be entitled to participate in all benefit plans, policies or arrangements sponsored or maintained by the Company from time to time for its senior executive officers.

Non-Qualified Plans.

Throughout the Term, the Company will continue to maintain a Non-Qualified Plan.

For each year ending during the Term, Executive's account in the Non-Qualified Plan will be credited with an employer contribution at least equal (measured as a percent of Annual Salary) to the employer contribution that was credited under the OAO Technology Solutions, Inc. Executive and Director Deferred Compensation Plan with respect to 2000 and such contribution will vest at least as


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rapidly as the vesting schedule contained in the OAO Technology Solutions,  Inc.
Executive and Director Deferred Compensation Plan as of the date of this Agreement and, once vested, will not be divested for any reason.

Each Non-Qualified Plan will provide that the commencement of the distribution of Executive's account therein will not be required to commence earlier than five (5) years following his termination of employment; provided, however, that each Non-Qualified Plan will also permit Executive to elect to receive a lump sum distribution of any portions of his vested account at any time upon payment of a 10% early distribution penalty.

Other Benefits. Executive will be entitled to the benefits specified in the attached Exhibit A.

Vacation. Executive will be entitled to paid vacation during each fiscal year (taken consecutively or in segments) in an amount that is (i) reasonable given Executive's position, duties and responsibilities hereunder and (ii) reasonably consistent with proper performance by Executive of his duties and responsibilities hereunder. Such vacation will accrue and be scheduled in accordance with the Company's standard policies and practices as in effect from time to time. Any accrued but unused vacation may be carried over to subsequent years or, at Executive's elective, cashed out annually.

Expenses. The Company will pay or reimburse Executive for all reasonable business, entertainment and travel expenses incurred in the course of his employment in accordance with the Company's standard policies and practices as in effect from time to time.

Non-Compete; Confidentiality; Intellectual Property. Executive agrees to be bound by the Restrictive Covenants set forth in this Section 5.

Restrictive Covenants.

Non-Compete.

Executive agrees that during the Term and for a period of 15 months thereafter, or such lesser term, but not less than 6 months, as the Board may determine within 60 days of any such termination, Executive will not, without prior written approval of the Board, directly or indirectly through any other person, firm, company or entity, whether individually or in conjunction with any other person, or as an employee, agent, consultant, representative, partner or holder of any interest in any other person, firm, company or other association: (A) engage, participate or become interested in any other business engaged in the provision of Information Technology Solutions; (B) solicit, entice or induce any Customer (as defined below) to engage any other person, firm or company to provide them with Information Technology Solutions or to cease doing business with the Company, and Executive will not approach any such person, firm or company for such purpose or authorize or knowingly approve the taking of such actions by any other person; or (C) solicit, entice or induce any person who presently is or at any time during the Term is an employee of the Company to become employed by any other person, firm or company or to leave their employment with the Company, and Executive will not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person. For purposes of this Section 5, a "Customer" means any person or entity which at the time of determination shall be, or shall have been within two years prior to such time, a client, customer, distributor or reseller of the Company.

Nothing in the foregoing will prohibit Executive from investing in the securities of any company having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any company, and provided that such ownership represents a passive investment and that neither Executive nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such company, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

Confidentiality. Executive acknowledges that during the term of his employment, he will have access to confidential information of the Company, including information about "Developments" (as defined in Section 5.1(c)), business plans, costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). In recognition of the foregoing, Executive covenants and agrees that, except as required by his duties to the Company, Executive will keep secret all Confidential Information of the Company and will not, directly or indirectly, either during the Term or at any time thereafter while such Confidential Information remains confidential, disclose or disseminate to anyone or make use of, for any purpose whatsoever except for the benefit of the Company in the course of his


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employment,   any  Confidential  Information,   and  upon  termination  of  this
employment, Executive will promptly deliver to the Company all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Executive or others) which he may possess or have under his control. The term "Confidential Information" will not include any information which can be demonstrated to be generally known in the industry or to the public other than through breach of Executive's obligations hereunder.

Ownership of Inventions and Ideas. Executive acknowledges that the Company will be the sole owner of all the results and proceeds of Executive's service hereunder, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the Company's business (collectively, the "Developments") which Executive, by himself or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create during the term of Executive's employment hereunder, free and clear of any claims by Executive (or any assignee of him) of any kind or character whatsoever other than Executive's right to compensation hereunder. Executive acknowledges that all copyrightable Developments will be considered works made for hire under the Federal Copyright Act. Executive hereby assigns and transfers his right, title and interest in and to all such Developments, and agrees that he will, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Board from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company's right, title and interest in or to any such Developments.

Rights and Remedies Upon Breach. Executive acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and that the Company would not have entered into this Agreement in the absence of the Restrictive Covenants. Executive also acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive will not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by Executive, the Company will have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court, without any requirement that a bond or other security be posted, and this Agreement will not in any way limit remedies of law or in equity otherwise available to the Company.

Extension of Restricted Period. If Executive is determined to have been in breach of Section 5.1(a) by a court or arbitrator of competent jurisdiction, then the duration of the restrictions contained in that section will be extended for a period equal to the period that Executive is determined to have been in breach of those restrictions.

Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court will have the power to modify such provision and, in its modified form, such provision will then be enforceable.

Disclosure of Restrictive Covenants. The Company may disclose the existence and terms of the Restrictive Covenants set forth in this Section 5 to any employer that Executive may work for during the Restricted Period. Upon request of the Company, Executive will provide the name and address of any such employer.

Termination. Executive's employment hereunder may be terminated by the Company or Executive at any time. Upon such termination, Executive will be entitled to the compensation and benefits as described in this Section 6.


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Termination  Without  Cause or for Good Reason.  If  Executive's  employment  is terminated by the Company without Cause or by Executive for Good Reason, Executive will be entitled to:

     payment of all accrued and unpaid Annual Salary and accrued but unused vacation days through the date of such termination;

     payment of any Annual Bonus payable with respect to a fiscal year of the Company ending prior to such termination;

     continuation of health care coverage for Executive (and, to the extent covered immediately prior to the date of the termination, his spouse and dependents), at the same cost charged to Executive for such coverage immediately prior to Executive's termination, until the earlier of (i) the end of the Severance Period, or (ii) Executive's eligibility for coverage under another employer's group health plan;

     payment for reasonable executive outplacement services;

     payment of monthly severance payments for the duration of the Severance Period in an amount equal to (i) one-twelfth of his Annual Salary as of the date of such termination, plus (ii) one-twelfth the Average Annual Bonus, plus (iii) the monthly car allowance specified in Exhibit A;

     payment of a pro-rata Annual Bonus for the fiscal year of termination, which bonus will be determined by multiplying the Annual Bonus opportunity for that fiscal year times (i) the formula set forth in Section 4.1
     (b)(iii)(A) by annualizing the Company's earnings through the date of termination, times (ii) a fraction, the numerator of which will be the number of days elapsed in the fiscal year preceding Executive's termination, and the denominator of which will 365. Such pro-rata Annual Bonus will be paid within thirty (30) days following Executive's termination;

     accelerated vesting of equity and equity-based incentives and Non-Qualified Plan benefits by crediting Executive, as of the termination date, with additional service credit for purposes of vesting under each equity and equity-based incentive held by Executive immediately prior to his termination and under each Non-Qualified Plan for a period equal to the greater of (i) the time remaining until the Expiration Date, or (ii) the remainder of the fiscal year in which such termination occurs; and

     with respect to any options then held by Executive to purchase capital stock of the Company, extension of the post-termination exercise period of such options to 90 days following the end of the Severance Period. The severance benefits described in this Section 6.1 will be paid in lieu of and not in addition to any other severance arrangement maintained by the Company.

Change of Control Terminations.

If Executive's employment with the Company is terminated without Cause or Executive resigns for any reason within six (6) months following a Change in Control, Executive will be entitled to all payments, rights and benefits provided pursuant to Section 6.1, except that (i) the Severance Period will be extended by nine (9) months; and (ii) all periodic payments will be converted to an undiscounted lump sum, payable immediately following upon termination.

Subject to Section 6.2(b)(i), the amount payable under Section 6.2(a) will be made without regard to whether the deductibility of such payments (considered together with any other entitlements or payments otherwise paid or due to Executive) would be limited or precluded by Section 280G of the Code and without regard to whether such payments would subject Executive to a Parachute Excise Tax.

Notwithstanding the foregoing, if the Total Payments would, in the absence of this Section 6.2(b)(i), result in the imposition of a Parachute Excise Tax on Executive, then the Total Payments will be reduced to the extent necessary to eliminate the imposition of a Parachute Excise Tax; provided, however, that if the amount by which the Total Payments would be reduced pursuant to this Section 6.2(b)(i) exceeds 10% of the amount of the Total Payments, then the Total Payments will not be reduced and Section 6.2(b)(ii) will apply.

Subject to Section 6.2(b)(i), if payment of the Total Payments result in the imposition of a Parachute Excise Tax, Executive will be entitled to an additional payment in an amount such that, after the payment of the Parachute Excise Tax with respect to the Total Payments and the payment of all federal and state income, employment and excise taxes on additional payment made pursuant to this Section 6.2(b)(ii), Executive will be in the same after-tax position as if no Parachute Excise Tax had been imposed.

The determination of the amount of the Total Payments and whether and to what extent reductions or payments under Sections 6.2(b) are required to be made will be made at the Company's expense by an independent auditor selected by mutual agreement of the Company and Executive. In the event of any underpayment or overpayment to Executive (determined after the application of Sections 6.2(b)(i) and (ii)), the amount of such underpayment or overpayment will be, as promptly as practicable, paid


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by the Company to Executive or refunded by Executive to the Company, as the case may be, with interest at the applicable federal rate specified in Section 7872(f)(2) of the Code.

Other Terminations. If Executive's employment with the Company is terminated by the Company for Cause, as a result of Executive's death, as a result of Executive's disability, or by Executive without Good Reason, then the Company's obligation to Executive will be limited solely to the payment of accrued and unpaid Annual Salary and accrued but unused vacation days through the date of such termination and the payment of any unpaid Annual Bonus payable with respect to a fiscal year of the Company ending prior to such termination. All Annual Salary and Benefits will cease at the time of such termination and, except as otherwise provided in this Section 6.3, in any Indemnification Agreement or pursuant to COBRA, the Company will have no further liability or obligation to Executive following such termination. The foregoing will not be construed to limit Executive's rights under any employee benefit plan, policy or arrangement of the Company.

Miscellaneous

Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

Indemnification. The Company hereby agrees to indemnify Executive for acts performed in his capacity as an officer and director of the Company to the maximum extent permit by Delaware law, and to maintain in full force and effect directors' and officers' liability insurance to fund that indemnity in amounts and on terms at least equal to those in effect on the date of this Agreement.

Notice. Any notice or communication required or permitted under this Agreement will be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

                  If to Executive:          Mr. Gregory A. Pratt
                                            3651 Elder Oaks Boulevard
                                            Apt. No. 3106
                                            Bowie, Maryland 20716

                  with a copy to:           Pepper Hamilton LLP
                                            3000 Two Logan Square
                                            18th & Arch Streets
                                            Philadelphia, PA 19103
                                            Attn:  Barry M. Abelson, Esq.
                                            Fax:  215-981-4750

                  If to Company:            OAO Technology Solutions, Inc.
                                            7500 Greenway Center, 16th Floor
                                            Greenbelt, MD  20770-3522
                                            Attn: Chairman of the Board
                                            Fax:  212-634-1155
                                            Copy to General Counsel:
                                            Fax: 301-486-1035

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

Acknowledgement of Review. Each party expressly acknowledges and recites that he/ it, as applicable, (a) has read and understands this Agreement in its entirety, and (b) had a meaningful opportunity to consult with an attorney with respect to this Agreement before signing.

Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the employment of Executive by the


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Company,   including  (without  limitation)  the  Employment  Agreement  between
Executive and the Company dated June 25, 1998. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

Waiver. Any waiver by either party of any breach of any term or condition in this Agreement will not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor will any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

Governing Law. This Agreement will be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

Dispute Resolution.

Good-Faith Negotiations. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties will seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the parties are unable to resolve the dispute between them within 20 business days (or such period as the parties otherwise agree) through these face-to-face negotiations, then the controversy or claim will be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration will be conducted at the Association's regional office located closest to Company's principal place of business by one arbitrator experienced in employment matters selected by mutual agreement of Executive and the Company. Judgment upon the arbitrator's award may be entered and enforced in any court of competent jurisdiction. Neither party will institute a proceeding hereunder unless at least 10 days prior thereto, such party provided written notice to the other party of its intent to do so.

Notwithstanding the foregoing, the Company will not be precluded hereby from securing equitable remedies in courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but will not be sought as a means to avoid or stay arbitration.

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section  Headings.  The section  headings in this Agreement are for  convenience
only;   they  form  no  part  of  this   Agreement   and  will  not  affect  its
interpretation.

Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, in each case as of the date first above written.

                                        OAO TECHNOLOGY SOLUTIONS, INC.

                                        By: ____________________________________

                                        Name & Title:___________________________

                                        EXECUTIVE

                                        ________________________________________


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EXHIBIT A - BENEFITS


$800 per month car allowance

Reasonable annual dues in one country club and a one-time allowance for initiation fees up to $25,000

Reasonable annual dues in one business eating club and a one-time allowance for initiation fees up to $5,000

Payment of reasonable costs of annual tax and financial planning

Payment of reasonable attorney fees associated with negotiation of the Agreement

Provision of unused executive relocation benefits in accordance with the Company's policies and practices in effect at the time of Executive's commencement of employment with the Company, but without regard to any time limit for the provision of such benefits.

At such time as all statutory restrictions and limitations are removed but no sooner than Tuesday, April 23, 2002, Executive is hereby granted the right, to purchase up to 750,000 shares of OAO Technology Solutions, Inc., common stock at the price of $1.65, subject to a promissory note between Mr. Pratt and OAOT, the terms, security and duration of which shall be substantially similar to those of the final version of the previous instrument, as it was finally amended, including all exhibits thereto.


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